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                                                                  EXHIBIT 23.3

                         [PRICE WATERHOUSE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Dynamex Inc. on Form S-1 of our report dated February 24, 1995 on our audits of the statements of operations and changes in financial position of Dynamex Express Inc. for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



/s/ PRICE WATERHOUSE

Chartered Accountants

Mississauga, Ontario
August 8, 1996